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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145 and 333-39309) of Toreador Royalty Corporation of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.


/s/ L.E. HARLAN
-----------------------
HARLAN CONSULTING

Dallas, Texas
April 13, 1999